Consent of Independent Registered Public Accounting Firm

Farmhouse, Inc.

548 Market Street Suite 90355
San Francisco, CA 94104

We hereby consent to the use in the Prospectus constituting a part of this Form S-1 Registration Statement of our report dated June 20, 2025, relating to the financial statements of Farmhouse, Inc. as of and for the year ended December 31, 2024, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Mac Accounting Group & CPAs, LLP

Midvale, Utah

January 8, 2026